                                                                  EXHIBIT 10.37


                               LICENSE AGREEMENT
                               -----------------


     THIS LICENSE AGREEMENT ("Agreement") is made and entered into as of the 28th day of October, 1999, by and between TURBOCHEF TECHNOLOGIES, INC., a Delaware corporation, (hereinafter called "Licensor") and MAYTAG CORPORATION, a Delaware corporation (hereinafter called "Licensee").

                                  WITNESSETH:
                                  ----------

     WHEREAS, Licensor and Licensee have entered into that certain Strategic Alliance Agreement dated September 26, 1997 ("SAA"), pursuant to which the parties agreed to work together in the development and commercialization of highly innovative products based on leading edge technologies with respect to heat transfer, thermodynamics and controls; and

     WHEREAS, pursuant to the SAA, the parties have executed, among other documents, that certain Commercial Cooking Appliance Agreement dated July 29, 1998 ("CCAP") regarding the development of commercial cooking appliances and related technologies and software (collectively, "Commercial Cooking Systems"); and

     WHEREAS, Licensor is the sole and exclusive owner of Letters Patent of the U.S. No. 5,254,823 entitled QUICK COOKING OVEN, issued October 19, 1993 ("823 Patent") and No. 5,434,390 entitled QUICK COOKING OVEN, issued July 18, 1995 ("390 Patent") and No. 5,558,793 entitled QUICK COOKING OVEN, issued September 24, 1996 ("793 Patent"), and U.S. No. 5,927,265 entitled RECYCLING COOKING OVEN WITH CATALYTIC CONVERTER, issued July 27, 1999 ("265 Patent"); and

     WHEREAS, Licensor is the sole and exclusive owner of U.S. Patent Application No. 09/053/960 entitled APPARATUS FOR SUPPLYING MICROWAVE ENERGY TO A CAVITY, filed April 2, 1998, now allowed, and U.S. Patent Application No. 09/064/988 entitled SYSTEM FOR RAPID AIR TEMPERATURE MODIFICATION IN A RECIRCULATING OVEN, filed April 23, 1998, and U.S. Patent Application No. 09/169/523 entitled APPARATUS FOR SUPPLYING MICROWAVE ENERGY TO A CAVITY, filed October 9, 1998; now allowed, and U.S. Patent Application No. 09/199/902 entitled QUICK-COOKING RESIDENTIAL OVEN, filed November 24, 1998; and

     WHEREAS, Licensor has applied for patent coverage with regard to inventions which may be incorporated into the Commercial Cooking Systems in other parts of the world, including Canada; and

     WHEREAS, Licensor has other proprietary technology that Licensor intends to protect through patents and other forms of intellectual property protection; and

     WHEREAS, Licensee desires to obtain certain licenses to use the Licensed Patents (as hereinafter defined) and the Intellectual Property (as hereinafter defined) in the manufacture and sale of certain licensed products; and

     WHEREAS, Licensor has the power and authority to grant to Licensee such licenses.

     NOW, THEREFORE, in consideration of the premises and of the undertakings of the parties herein contained, the sufficiency whereof being hereby acknowledged by each of them, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     1.01 Certain Definitions.  The terms specified in this Section 1.01 shall,
          -------------------
for all purposes of this Agreement, have the meanings herein specified, unless the context expressly or by necessary implication otherwise requires.

     Affiliate. The term "Affiliate" shall mean, with respect to any Person, any
     ---------
other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

     Intellectual Property.  The term "Intellectual Property" means any
     ---------------------
copyrights, whether registered or unregistered, mask works, and other copyrightable works (the "Copyrights"); any computer software applications, software systems, tools, interfaces, in any form, including object code and source code, in any media, and related documentation (the "Software"); and any proprietary inventions, discoveries, improvements, know-how, show-how, works-in-progress, processes, designs, concepts, technologies, ideas, customer information, customer lists, marketing strategies, market research, industrial designs and any other trade secrets (collectively, the "Trade Secrets").

     Licensed Products. The term "Licensed Products" means the dual cavity or
     -----------------
      * and the single cavity counter top cooking unit and substantially similar commercial cooking products as to functionality, which are designed utilizing the Licensed Patents and/or the Intellectual Property.

     Licensed Patents. The term "Licensed Patents" means (i) the 823 Patent, the
     ----------------
390 Patent, the 793 Patent and the 265 Patent (collectively, the "Basic Patents"), (ii) any patent issued on an application which has been or may be filed relating to the disclosure contained in the applications that led to any of the Basic Patents and any and all foreign counterparts of such Basic Patents, which may be filed in Canada or Mexico, all as the same may be amended, modified, reissued, reexamined or revised hereafter.

* Language has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

     Person. The term "Person" means an individual, corporation, partnership,
     ------
trust, unincorporated organization or a government or any agency or political subdivision thereof.

     Sold.  The term "Sold" shall mean the time at which Licensed Products are
     -----
first billed, shipped or delivered by Licensee to a customer other than any of Licensee's Affiliates. In the case of consignment transactions, Licensed Products shall be deemed to have been sold when Licensee has processed a withdrawal notice. A lease or other disposition of a Licensed Product by which a right of possession, sale and/or use (except non-commercial experimental use) of a Licensed Product is transferred by Licensee to a third party, shall be deemed to be a sale hereunder. For purposes of this Agreement, all Licensed Products shall be deemed to be Sold in the United States of America.

     Territory. The term "Territory" means the United States of America, Canada,
     ---------
Mexico and the Caribbean Islands.

     Trademark.  The term "Trademark" means  Licensor's trademark
     ---------
TurboChef/(R)/.

     1.02 Other Definitions.  In addition to the terms defined in Section 1.01
          -----------------
hereof, certain other terms are defined elsewhere in this Agreement, and whenever such terms are used in this Agreement, they shall have their respective defined meanings, unless the context expressly or by necessary implication otherwise requires.

                                  ARTICLE II
                                     SCOPE
                                     -----

     2.01 Grant of Exclusive Licenses.  Licensor hereby grants to Licensee the
          ---------------------------
necessary right, license and authority for the period commencing on the date hereof and ending on March 31, 2002, and subject to the provisions of this
Agreement:

          A. To market, distribute, use and sell the Licensed Products on an exclusive basis in the Territory to commercial foodservice establishments, including, but not limited to, commercial food service businesses, restaurants, hotels and lodging businesses, supermarkets and convenience stores.

          B. To use the Trademark (i) on the Licensed Products manufactured or assembled in the Territory, and (ii) in connection with marketing, selling and distributing the Licensed Products in accordance with this Agreement.

          C. Licensee shall be permitted to export Licensed Products on an exclusive basis only in connection with the sale of Licensed Products to multi-national foodservice businesses which have their principal executive offices in the Territory pursuant to written sales agreements with such multi-national foodservice businesses which calls for the sale of the Licensed Products to such businesses or any commercial foodservice Affiliate thereof outside of the Territory; provided, that no Licensed Product shall
                                       --------------
             be exported to, or sold for installation or use in the United Kingdom, without the prior written consent of Licensor.

     2.02 Grant of Non-Exclusive Licenses.
          --------------------------------

          A. Licensor hereby grants to Licensee the necessary right, license and authority for the period commencing on the date hereof and ending on March 31, 2002, and subject to the provisions of this Agreement:

             (i) To manufacture and assemble, and to have manufactured and assembled, the Licensed Products on a non-exclusive basis in the Territory according to the Intellectual Property and Licensed Patents and the Intellectual Property furnished by Licensor; and

             (ii) Licensee shall be permitted to export Licensed Products outside of the Territory on a non-exclusive basis in connection with sales of Licensed Products to multi-national foodservice businesses and their commercial foodservice Affiliates, provided, that, Licensee establishes a
                               --------------
                   relationship with such multi-national foodservice business and such business has its principal executive offices in the Territory. Notwithstanding the foregoing, Licensee shall not export any Licensed Product outside of the Territory if such exported Licensed Product is sold for installation or use in the United Kingdom, without the prior written consent of Licensor.

          B. Licensor hereby grants to Licensee the necessary right, license and authority for the period commencing on April 1, 2002 and ending upon the termination of this Agreement and subject to the provisions of this Agreement:

             (i) To manufacture and assemble, and to have manufactured and assembled, the Licensed Products on a non-exclusive basis in the Territory according to the Licensed Patents and the Intellectual Property furnished by Licensor;

             (ii) To market, distribute, use and sell the Licensed Products on a non-exclusive basis in the Territory to commercial foodservice establishments, including, but not limited to, commercial food service businesses, restaurants, hotels and lodging businesses, supermarkets and convenience stores;

             (iii) To use the Trademark (i) on the Licensed Products
                   manufactured or assembled in the Territory, and (ii) in connection with marketing, selling and distributing the Licensed Products in accordance with this Agreement; and

             (iv) Licensee shall be permitted to export Licensed Products outside of the Territory on a non-exclusive basis in connection with sales of Licensed Products to multi-national foodservice businesses and their commercial foodservice Affiliates, provided, that, Licensee establishes a
                               --------  ----
                   relationship with such multi-national business and such business has its principal executive offices in the Territory. Notwithstanding the foregoing, Licensee shall not export any Licensed Product outside of the Territory if such exported Licensed Product is sold for installation or use in the United Kingdom, without the prior written consent of Licensor.

     2.03 Grant of Exclusive Rights Regarding               *          .
          -------------------------------------------------------------
Licensor hereby grants to Licensee the exclusive right to market, distribute and
sell the Licensed Products to                             *
and its commercial foodservice Affiliates throughout the world during the period commencing on the date of this Agreement and ending on March 31, 2003 (the
*         Exclusivity Period"); provided, that,          *      approves
                                --------------
Licensee as the single source of supply for the Licensed Products.  In the event
that during the    *         Exclusivity Period,     *              requests one
or more additional sources of supply of the Licensed Products, then Licensor and Licensee shall mutually designate such additional sources of supply. In the event that within one hundred and twenty (120) days after the date that
* requests one or more additional sources of supply of the Licensed Products, Licensor and Licensee are unable to agree as to the requested
additional sources of supply, then        *         shall have the right to
designate such additional sources of supply.

     2.04 Extension of Exclusive Licenses and Rights.  Licensor and Licensee
          ------------------------------------------
acknowledge and agree that the commercial launch of the Licensed Products currently under development (the single cavity counter top cooking unit and the
dual cavity or             *            by      *                   is
critically important to the parties. Accordingly, the parties shall use their respective best efforts to achieve the commercial launch of such products prior to such date. However, in the event that the commercial launches for both of
these products do not occur prior to           *               the Licensee may
request that the respective exclusivity periods contemplated by Section 2.01 and
Section 2.03 be extended for up to three (3) additional months and such requested extension shall be granted by Licensor; provided, that, at the time of
                                                  --------------
such request Licensee is otherwise in compliance with the terms of this Agreement.

     2.05 Early Termination of Exclusive Licenses and Rights.  In the event
          --------------------------------------------------
that during the period commencing on April 1, 2000 and ending March 31, 2001, the cumulative actual royalties payable by Licensee to Licensor pursuant to
Section 4.02 hereof are more than twenty percent (20%) less than the minimum royalty payment due from Licensee for such period, Licensor shall have the option to terminate the exclusive licenses and rights granted to Licensee pursuant to Section 2.01

* Language has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

hereof. Licensor shall exercise such option by (i) providing Licensee with written notice thereof, and (ii) no later than June 30, 2001, reimbursing Licensee an amount equal to fifty percent (50%) of the development fees paid to Licensor by Licensee with respect to the single cavity counter top cooking unit pursuant to Section 4.01 hereof. Provided that Licensor properly exercises such early termination option in accordance with the preceding sentence, all exclusive licenses and rights granted by Licensor to Licensee pursuant to section 2.01 hereof shall terminate on August 31, 2001.

     2.06     Reasonable Efforts of License.  During the term of this Agreement,
              -----------------------------
Licensee agrees to use all reasonable commercial efforts to promote the commercialization of the Licensed Patents and the Intellectual Property through Licensee's manufacturing, marketing and selling of the Licensed Products in the
Territory and to        *          .

     2.07     Reservation of Rights. Notwithstanding anything contained in this
              ----------------------
Article II to the contrary, all licenses and rights granted to Licensee hereunder shall be subject to a reserved, non-exclusive, non-assignable license in Licensor to manufacture, assemble, have manufactured and assembled, market, distribute, use and sell any apparatus embodying any of the Licensed Patents and/or the Intellectual Property anywhere in the world; provided, that neither
                                                        --------------
Licensor nor any of its licensees shall have any license or right to distribute or sell any Licensed Products in the Territory during such period as the exclusive rights and licenses granted to Licensee pursuant to Section 2.01 are in effect.

     2.08     Non-Exclusive Arrangement. Subject to the confidentiality
              -------------------------
provisions contained in Article VI hereof, Licensor and Licensee shall each have the right to participate in, propose, support or agree to participate in, propose or support, the development and/or commercialization of any commercial cooking system or appliance; provided, that, (i) Licensor shall not have the
                             --------------
right to directly or indirectly market, distribute or sell any commercial cooking system or appliance in violation of the provisions of Sections 2.01 and 2.03, to the extent then in effect, (ii) Licensee shall not have the right to directly or indirectly market, distribute or sell any Rapid Cook Cooking Appliance in the Territory during the period that the exclusive licenses and rights granted to Licensee pursuant to Section 2.01 are in effect, and (iii) Licensee shall not have the right to directly or indirectly market, distribute
or sell any Rapid Cook Cooking Appliance to         *       or any of its
Affiliates anywhere in the world during the period that the exclusive licenses and rights granted to Licensee pursuant to Section 2.03 are in effect. For purposes of this Agreement, the term "Rapid Cook Cooking Appliance" shall mean any commercial cooking appliance or system which is designed to cook food at more than three (3) times the speed that the standard commercial convection oven in existence as of the date of this Agreement can cook food, excluding the Licensed Products. Notwithstanding the foregoing, Licensor and Licensee may mutually agree to work together in the development and/or commercialization of any Rapid Cook Cooking Appliance which utilizes intellectual property other than the Licensed Patents and Licensor's Intellectual Property. In the event that Licensor and Licensee mutually agree not to develop and/or commercialize a particular Rapid Cook Cooking Appliance, than Licensee may pursue alternative technologies to meet the customer's requirements.

* Language has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                  ARTICLE III
                       DEVELOPMENT OF LICENSED PRODUCTS
                       --------------------------------

     3.01 Development of Licensed Products.  During the period commencing on the
          --------------------------------
date of this Agreement and ending approximately on May 1, 2000, Licensor shall
assist Licensee in developing the dual cavity or        *        proof of
concept prototype, based upon specifications provided by Maytag. During the period commencing on the date of this Agreement and ending approximately on April 30, 2000, Licensor shall assist Licensee in developing the single cavity counter top cooking unit, based upon specifications provided by Maytag.

     3.02 Termination of Development Arrangement.  Licensee may terminate
          --------------------------------------
either development arrangement described in Section 3.01 upon providing thirty
(30) days prior written notice to Licensor. In the event that Licensee provides such notice to Licensor, Licensee's obligation to pay the development fees set forth on Schedule A with respect to such Licensed Product shall terminate as of
         ----------
the effective date of the termination of development arrangement with respect to such Licensed Product. Under no circumstances shall Licensee be entitled to any refund of any development fees paid to Licensor.

     3.03 Training at Licensee Facilities.  At the written request of Licensee
          --------------------------------
and upon reasonable prior notice, Licensor will dispatch a reasonable number of qualified technical personnel to visit Licensee for such period of time as may be mutually agreed upon, to act as consultants to Licensee on matters pertaining to the manufacture, quality control, inspection and testing of the Licensed Products. Licensee agrees to reimburse Licensor for all costs and expenses for such training, including all traveling and reasonable living expenses incurred by Licensor's technical employees, and to pay Licensor such other fees as the parties may mutually agree upon.

                                  ARTICLE IV
                                   PAYMENTS
                                   --------

     4.01 Development Fees. In consideration of the assistance given and to be
          ----------------
given under the terms of this Agreement, Licensee shall pay to Licensor the development fees set forth on Schedule A hereto at the times and in the manner
                              ----------
described therein.

     4.02 Royalty Payments. In consideration of the licenses granted by
          ----------------
Licensor hereunder, during the term of this Agreement Licensee shall pay to Licensor, in respect of all Licensed Products, the royalties as set forth on

Schedule B hereto.
----------

     4.03 Payment of Royalties. The royalties due to Licensor under this
          --------------------
Agreement shall be remitted to Licensor promptly not later than forty-five (45) days after the end of every fiscal quarter of Licensee. Such amounts shall be payable in U.S. dollars. If Licensee issues partial invoices, such

* Language has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

partial invoices shall cause payment of proportional royalties to Licensor. Any amount not paid when due shall bear interest at the lesser of (i) the rate of one percent (1%) per month, and (ii) highest rate per month permitted by applicable law, until the date of payment.

     4.04 Periodic Statements. During the term of this Agreement, within forty-
          -------------------
five (45) days after the end of every fiscal quarter of Licensee, Licensee shall furnish to Licensor a written statement setting forth all calculations relating to the royalties, including, without limitation, the quantities, models, gross margins and net sales of the Licensed Products manufactured and/or Sold by Licensee during such quarter. Such written statements shall be furnished by Licensee to Licensor regardless of whether any Licensed Products were Sold during the fiscal quarter or whether any royalties were payable to Licensor.

     4.05 Books and Records. Licensee shall keep at its usual place of business
          -----------------
all such proper books of account and records as may be necessary to enable the royalties hereunder to be accurately ascertained and shall permit Licensor's duly authorized representatives to audit and investigate the same during Licensee's regular business hours, at Licensor's own expense; provided, however,
                                                              --------  -------
that if Licensor identifies any inaccuracies in such books of account and/or records to the detriment of Licensor which aggregate One Hundred Thousand Dollars ($100,000.00) or more then the costs of such audit and/or investigation shall be paid by Licensee. Licensee agrees that all books of account and records with respect to the Licensed Products and/or the royalties payable to Licensor under this Agreement shall be maintained by Licensee and made available for inspection by Licensor for a period of two (2) years after the termination of this Agreement.

     4.06 Taxes. Should Licensee be required by any governmental authorities to
          -----
withhold or pay any amount of taxes on account of any payment due to Licensor hereunder, such amounts may be deducted from payments to Licensor. The proof that such payments have been made shall be timely furnished to Licensor for its use in obtaining tax credits.

                                   ARTICLE V
                                 ENHANCEMENTS
                                 ------------

     5.01 Ownership of Enhancements.  Any improvement, modification, discovery,
          -------------------------
process, know-how, derivative work, or other enhancement ("Enhancement") based upon, or related to any Licensed Patent or any of Licensor's Intellectual Property that is created, invented or discovered in connection with this Agreement shall be owned exclusively by Licensor.

     5.02 Limited License to Use Enhancements. During the period that the
          -----------------------------------
exclusive licenses and rights granted to Licensee pursuant to Section 2.01 hereof are in effect, if Licensee shall have contributed to the development, creation or discovery of an Enhancement based upon, or related to, any Licensed Patent or any of Licensor's Intellectual Property, upon Licensee's request, Licensor shall grant to Licensee a limited, exclusive, non-assignable license at a reasonable royalty rate to use such Enhancement in accordance with the terms and conditions of a license to be mutually agreed upon by the parties. Thereafter, during the term of this Agreement, if Licensee shall have contributed to the development, creation or discovery of an Enhancement based upon, or related to, any Licensed Patent or any of Licensor's Intellectual Property, upon Licensee's request, Licensor shall grant to Licensee a limited, non-exclusive, non-assignable, revocable license at a reasonable royalty rate to use such Enhancement in accordance with the terms and conditions of a license agreement to be mutually agreed upon by the parties.

     5.03  Prosecution of Patent Applications or Other Protection for
           ----------------------------------------------------------
Enhancements.  Licensee will reasonably cooperate and execute all documents
------------
reasonably required to assist Licensor to file and prosecute any patent application or obtain other protection for any Enhancement.

                                  ARTICLE VI
                                CONFIDENTIALITY
                                ---------------

     6.01  Confidential Information.  Information communicated by one party
           ------------------------
(the "Disclosing Party") to the other (the "Receiving Party") pursuant to this Agreement which the Disclosing Party considers confidential shall, when communicated in documentary form or on computer tape or disc or transmitted electronically, be marked, or designated, as "Confidential." In the event information is communicated orally or by transfer of non-documentary materials, the confidential nature of such information shall be confirmed to the Receiving Party in writing within twenty (20) days after such disclosure. "Confidential Information" shall mean any and all information in any form with respect to the Disclosing Party's technical or business matters which are designated by the Disclosing Party as "Confidential" in the manner set forth above. Notwithstanding the provisions of this Section 6.01, as to those subjects within Licensor, it is agreed that all disclosure of information with respect to said subjects shall be considered "Confidential Information," regardless of the form in which it is communicated and whether marked "confidential" or not, unless otherwise indicated in writing by the Disclosing Party.

     6.02  Maintenance of Confidentiality.  During the term of this Agreement
           ------------------------------
and for a period of five (5) years thereafter, the Receiving Party shall maintain all Confidential Information of the Disclosing Party in strict confidence, shall not publish, disseminate, disclose or otherwise make such Confidential Information available to any third party, and shall not use such Confidential Information for any purpose other than for the benefit of the Disclosing Party in a manner approved by the Disclosing Party; provided, that as
                                                               --------------
to documentation containing Confidential Information which is designated by a party as "Super Confidential," the obligations of this Section 6.02 shall remain in force beyond the period specified in this Section 6.02 for so long as such information remains confidential. The Receiving Party agrees to limit the dissemination of, and access to, the Confidential Information to employees of the Receiving Party (together with its legal advisors) who have a "need to know" such information, provided that such employees shall have entered into appropriate confidentiality relationships with the Receiving Party so as to ensure that the Receiving Party has the legal right to implement the terms and conditions of this Confidentiality Agreement.

     6.03  Exceptions.  Notwithstanding anything contained in Section 6.02 to
           ----------
the contrary, the obligations of confidentiality and non-use on the part of the Receiving party shall not apply to information which:

     (a) the Receiving Party can establish was publicly known or was known to the Receiving Party at the time of disclosure;

     (b) become publicly known subsequent to the time of disclosure, provided that such public knowledge is not the result of disclosure of Confidential Information by the Receiving Party;

     (c) is approved for release by prior written authorization of the Disclosing Party; or

     (d) is required to be disclosed by applicable law, regulation or legal process (whether by subpoena, civil investigative demand, or other similar process), provided that if the Receiving Party is so required to disclose any of the Confidential Information the Receiving Party will provide the Disclosing Party with prompt notice of any such request of which the Receiving Party has knowledge so that the Disclosing party may seek a protective order or other appropriate remedy or waive the Receiving Party's compliance with the provisions of this Confidentiality Agreement, as appropriate. Regardless of whether the Disclosing Party waives compliance with the terms hereof, or whether a protective order or other appropriate remedy is obtained, the Receiving Party will furnish only that portion of the Confidential Information which is required to be disclosed by such applicable law, regulation or legal process.

     6.04  Remedies.  The parties acknowledge and agree that a breach of this
           --------
Article VI by either of them would cause irreparable damage to the non-breaching party, that such damage would be difficult to measure, and that such damage may not be adequately compensated by monetary damages. Consequently, the parties agree that each shall be entitled to equitable relief, including injunction and specific performance, in the event of any breach of the provisions of this
Article VI, in addition to all remedies available to the parties at law or in equity.

                                  ARTICLE VII
                               MARKINGS; SAMPLES
                               -----------------

     7.01  Patent Identification. Licensee shall affix, display or otherwise
           ---------------------
conspicuously mark each Licensed Product to indicate any Licensed Patent, if any, applicable thereto, together with the number(s) of such patent(s) in accordance with applicable statutory patent marking requirements. Licensee shall indicate on each of the Licensed Products manufactured or assembled by the Licensee, in compliance with Licensor's instructions, that such Licensed Products were manufactured or assembled by Licensee, under the license of Licensor.

     7.02  Use of Trademark on Licensed Products.  Licensee shall affix,
           -------------------------------------
display or otherwise conspicuously mark the front of each Licensed Product with Licensor's Trademark. The specific details with respect to such marking, including, without limitation, the size and precise location thereof shall be mutually agreed upon from time to time by the parties.

     7.03  Use of Corporate Name, Trademark in Marketing Activities.
           --------------------------------------------------------
Subject to the provisions of this Agreement, Licensor hereby grants Licensee the right and authority to use Licensor's corporate name and Trademark in connection with marketing and promoting the sale of the Licensed Products. Licensee shall include references to Licensor in its marketing material with respect to the Licensed Products, including, without limitation, materials distributed at trade shows and publications regarding the Licensed Products. The specific details with respect to the manner in which such marketing materials shall incorporate Licensor's corporate name and/or Trademark shall be mutually agreed upon from time to time by the parties.

     7.04  Termination of Use of Licensor's Markings. Licensor reserves the
           -----------------------------------------
right to immediately terminate the rights granted to Licensee pursuant to Sections 7.01, 7.02 and 7.03 if at any time the quality of the Licensed Product does not conform to Licensor's standards; provided, that, Licensor shall have
                                          --------------
furnished Licensee with at least sixty (60) days prior written notice of such quality issues and Licensor shall have failed to address such issues to Licensor's satisfaction.

     7.05  Use of Markings Upon Termination of Agreement. Any consent or
           ---------------------------------------------
designation of any marking and any permission that may be granted hereunder by Licensor to Licensee to apply any Licensed Patent, Licensor's corporate name, or any of Licensor's trademarks or trade names to the Licensed Products terminates with the end of this Agreement or with the earlier cessation of royalty payments. Upon such termination, Licensee shall cease all use of such Licensed Patents, corporate name, trademarks or trade names in connection with its business; provided, that, Licensee shall be permitted a transition period of
          --------------
sixty (60) days subsequent to the termination of this Agreement in which to utilize and phase out all inventory of Licensed Products evidencing any Licensed Patent or the Trademark.

     7.06  Licensee Rights. Licensee shall not make any claim that its use of
           ---------------
any of the Licensed Patents, or any of Licensor's Intellectual Property, corporate name, trademarks or trade names or parts thereof gives or shall have given Licensee any rights to such Licensed Patents, Intellectual Property corporate name, trademarks, trade names, or parts thereof, except as specifically provided in this Agreement. Each party shall retain exclusive ownership of and rights to its own Intellectual Property.

     7.07  Samples.  From time to time during the term of this Agreement,
           -------
upon the written request of Licensor, Licensee shall provide Licensor with samples of product literature and marketing and promotional materials with respect to the Licensed Products. In addition, each calendar year that this Agreement is in effect, Licensee shall provide Licensor with two (2) samples of each Licensed Product, at no cost or expense to Licensor.

                                 ARTICLE VIII
                     PATENT INFRINGEMENT BY THIRD PARTIES
                     ------------------------------------

     In the event either party hereto has reason to believe that any Licensed Patent is being infringed upon by a Person in the Territory, such party shall promptly notify the other party in writing of such belief. The two parties shall then consult to examine the proper action to be taken, such as the negotiation of a settlement or the initiation and prosecution of a lawsuit, although Licensor alone shall be entitled to decide the appropriate action to take. Licensor shall have one hundred and twenty (120) days from said notification to decide whether it will take action to enforce said Licensed Patent. If Licensor decides to initiate a lawsuit, then Licensor shall be entitled to individually prosecute such infringement claim. In such case Licensor shall assume all of the risks and expenses arising therefrom and shall be entitled to receive all monies recovered therefrom.

     If no action has been taken to enforce said Licensed Patent within one hundred fifty (150) days of said notice of an infringement, Licensee may demand that Licensor initiate such suit, provided Licensee agrees to bear all risks and expenses with respect to such legal action. In such case, in the event that Licensor receives an award of damages or payment in settlement of such action, Licensee shall first be entitled to receive reimbursement for all costs and attorneys fees relating to such action. Thereafter, subject to the provisions of any intellectual property insurance policies of Licensor which are then in effect, Licensor and Licensee shall share equally in all amounts awarded as damages, profits or otherwise in connection with such action.

     In any suit covered by this Article, both parties shall cooperate in the conduct of such suit and shall take all steps reasonable and necessary to assist one another in its prosecution.

                                  ARTICLE IX
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     9.01  Licensor Representations and Warranties.  In order to induce the
           ---------------------------------------
Licensee to enter into this Agreement and to consummate the transactions contemplated hereby, Licensor hereby represents and warrants as of the date hereof as follows:

     (a)   Organization; Power and Authority. Licensor is a corporation duly
           ---------------------------------
           organized, validly existing and in good standing under the laws of the State of Delaware. Licensor has full corporate power and authority to execute and deliver this Agreement and to perform Licensor's obligations hereunder and to consummate the transactions contemplated hereby.

     (b)   Authorization. The execution, delivery and performance of this
           -------------
           Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Licensor. This Agreement has been duly executed and delivered by Licensor, and constitutes the valid, legal and binding obligation of Licensor, enforceable against Licensor in accordance with its terms.

     (c)   Conflicts; Defaults. The execution and delivery of this Agreement
           -------------------
           does not, and the performance by Licensor of its obligations hereunder and the consummation by Licensor of the transactions contemplated hereby, will not (i) violate, conflict with, or constitute a breach or default under any of the terms of Licensor's Articles of Incorporation or Bylaws, as such documents have been amended, or (ii) conflict with or result in a breach of, create an event of default (or event that, with the giving of notice or lapse of time or both, would constitute an event of default) under, or give any third party the right to terminate, cancel or accelerate any obligation under, any contract, agreement, note, bond, guarantee, deed of trust, loan agreement, mortgage, license, lease, indenture, instrument, order, arbitration award, judgment or decree to which Licensor is a party or by which Licensor or any of its assets or properties are bound or affected.

     (d)   Ownership of Licensed Patents. Licensor, either legally or
           -----------------------------
           beneficially, owns or controls the entire right, title and interest in and to the Licensed Patents, including the right to (i) grant licenses with respect to any of the Licensed Patents, and (ii) enforce any issued patent or patents included among the Licensed Patents against any third party infringing any claim or claims thereof. To the actual knowledge of Licensor, there are no written claims, actions or lawsuits pending which could adversely affect the Licensed Patents or Licensor's rights thereto.

     (e)   No Implied Warranties. The Licensed Patents and Intellectual Property
           ---------------------
           provided to Licensee by Licensor pursuant to this Agreement are provided as is and with all faults; that is, all implied warranties, including without limitation implied warranties of merchantability and fitness for a particular purpose, are excluded, and no express warranties are given by Licensor hereunder.

     9.02  Licensee Representations and Warranties.  In order to induce the
           ---------------------------------------
Licensor to enter into this Agreement and to consummate the transactions contemplated hereby, Licensee hereby represents and warrants as of the date hereof as follows:

     (a)   Organization and Good Standing; Power and Authority. Licensee is a
           ---------------------------------------------------
           corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Licensee has full corporate power and authority to execute and deliver this Agreement and to perform Licensee's obligations hereunder and to consummate the transactions contemplated hereby.

     (b)   Authorization. The execution, delivery and performance of this
           -------------
           Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Licensee. This Agreement has been duly executed and delivered by Licensee, and constitutes the valid, legal and binding obligation of Licensee, enforceable against Licensee in accordance with its terms.

     (c) Conflicts; Defaults. The execution and delivery of this Agreement does not, and the performance by Licensee of its obligations hereunder and the consummation by Licensee of the transactions contemplated hereby, will not (i) violate, conflict with, or constitute a breach or default under any of the terms of Licensee's Articles of Incorporation or Bylaws, as such documents have been amended, or (ii) conflict with or result in a breach of, create an event of default (or event that, with the giving of notice or lapse of time or both, would constitute an event of default) under, or give any third party the right to terminate, cancel or accelerate any obligation under, any contract, agreement, note, bond, guarantee, deed of trust, loan agreement, mortgage, license, lease, indenture, instrument, order, arbitration award, judgment or decree to which Licensee is a party or by which Licensee or any of its assets or properties are bound or affected.

                                   ARTICLE X
                                INDEMNIFICATION
                                ---------------

     10.01    Indemnification by Licensor. Licensor shall indemnify, defend and
              ---------------------------
hold Licensee and its Affiliates harmless from and against and reimburse Licensee and its Affiliates for any and all claims, losses, liabilities, damages, and reasonable and necessary costs and expenses (collectively, "Liabilities") that may be incurred by, imposed upon or asserted against Licensee and/or its Affiliates arising from any inaccuracy in or breach of any representation, warranty, covenant, obligation or agreement of Licensor contained herein.

     10.02    Indemnification by Licensee. Licensee shall indemnify, defend and
              ---------------------------
hold Licensor and its Affiliates harmless from and against and reimburse Licensor and its Affiliates for any and all Liabilities that may be incurred by, imposed upon or asserted against Licensor and/or its Affiliates arising from or relating to: (i) any inaccuracy in or breach of any representation, warranty, covenant, obligation or agreement of Licensee contained herein; and (ii) manufacturing, assembling, marketing, distributing, selling or using any of the Licensed Products, including, without limitation, all Liabilities arising from claims founded upon product liability or product warranty.

     10.03    Notification of Claim.  Each indemnified party under this Article
              ---------------------
X will promptly, and within ten (10) days after notice to such indemnified party of any claim as to which it asserts a claim for indemnification, notify the indemnifying party of such claim and the amount thereof; provided, however, that the failure to give such notification shall not relieve the indemnifying party from any liability which it may have pursuant to the provisions of this Article X as long as the failure to give such notice within such time is not prejudicial to the indemnifying party. Notice to an indemnified party for the purpose of the preceding sentence shall mean the filing of any legal action, receipt of any claim in writing or similar form of actual notice.

     10.04    Defense of Claim.  If any claim for indemnification by any
              ----------------
indemnified party arises out of a claim by a person other than such indemnified party, the indemnifying party may, by written notice to the indemnified party, undertake to conduct any proceedings or negotiations in connection therewith or necessary to defend the indemnified party and take all other steps or proceedings to settle or contest such claim, including, but not limited to, the employment of counsel; provided, however, that the indemnifying party shall reasonably consider the advice of the indemnified party as to the defense and settlement of such claim and the indemnified party shall have the right to participate, at its own expense, in such defense, but control of such litigation and settlement shall remain with the indemnifying party. The indemnified party shall provide all reasonable cooperation in connection with any such defense by the indemnifying party. Counsel and auditor fees, filing fees and court fees of all proceedings, contests or lawsuits with respect to any such claim shall be borne by the indemnifying party. If any such claim is made hereunder and the indemnifying party elects not to undertake the defense thereof by written notice to the indemnified party, the indemnified party shall be entitled to indemnification with respect thereto pursuant to the terms of this Article X. To the extent that the indemnifying party undertakes the defense of such claim by written notice to the indemnified party and diligently pursues such defense at its expense, the indemnified party shall be entitled to indemnification hereunder only to the extent that such defense is unsuccessful as determined by a final judgment of a court of competent jurisdiction, or by written acknowledgment of the parties.

                                  ARTICLE XI
                                 SUB-LICENSING
                                 -------------

     During the term of this Agreement, Licensee may not sublicense the Licensed Patents or the Intellectual Property to any third party, or utilize subcontractors in the performance of this Agreement, without the prior written consent of the Licensor, which consent shall not be unreasonably withheld or delayed. The terms of any such sublicensing will be as mutually agreed to by all the parties concerned, including Licensor. The termination of the licenses granted under this Agreement shall automatically terminate all sublicenses which may have been granted by Licensee in accordance with this Agreement. Any sublicense granted hereunder by Licensee shall refer to and incorporate by reference this Agreement and shall provide that Licensor shall be deemed a third party beneficiary of such sublicense.

                                  ARTICLE XII
                             TERM AND TERMINATION
                             --------------------

     12.01    Term. Unless earlier terminated as provided herein, this
              ----
Agreement shall remain in full force and effect until the expiration or termination of the last to expire of the Licensed Patents.

     12.02    Termination of Agreement Due to Default. In the event that a
              ---------------------------------------
party to this Agreement shall fail or refuse to fulfill or perform any material conditions of this Agreement, such party shall be considered to have breached this Agreement and such a breach shall entitle the other party to terminate this Agreement at any time solely in its judgment by giving sixty (60) days' written notice therefor to the party in breach. If the party in breach does not rectify the default within said sixty (60) day period, the termination shall become effective immediately upon the expiration of such period.

     12.03    Termination of Agreement by Licensor. Licensor shall have the
              ------------------------------------
right to terminate this Agreement by giving written notice to that effect to Licensee upon the occurrence of any of the following events:

              (a) If Licensee should cease to function as a going concern or conduct its operations in the normal course of business;

              (b) If a voluntary or involuntary petition under the provisions of any federal or state bankruptcy law is filed with respect to Licensee, or any application for or appointment of a trustee or receiver for Licensee's property is filed, the filing of which remains unsatisfied and not discharged at the end of sixty (60) days after the occurrence of such event;

              (c) If Licensee defaults in the payment of any amount due pursuant to the provisions of this Agreement for a period of thirty (30) days; or

              (d) If Licensee wrongfully attempts to assign, transfer, sublicensee or otherwise encumber this Agreement or any of Licensee's rights or obligations hereunder.

     12.04 Termination of Agreement by Licensee.  Licensee may terminate this
           ------------------------------------
Agreement at any time by providing Licensor with at least one hundred eighty
(180) days' prior written notice of Licensee's intention to terminate this Agreement. In the event that Licensee exercises its right to terminate this Agreement pursuant to this Section 12.04, the entire amount of the minimum royalties described on Schedule B hereto which have not previously been paid to
                       ----------
Licensor shall immediately become due and payable. Such outstanding minimum royalties shall be paid by Licensee to Licensor in a single lump sum cash payment no later than thirty (30) days prior to the effective date of any termination hereunder.

     12.05 Effect of Termination.  The termination of this Agreement for any
           ---------------------
cause whatsoever shall not affect or prevent payment of any and all royalties then due to Licensor from Licensee or any royalties which would become due thereafter under this Agreement. Furthermore, such termination shall not affect any obligation whatsoever stipulated in the individual provisions herein which bind the parties hereto even after termination hereof, including, without limitation, the indemnification provisions set forth in Article X hereof which shall survive indefinitely.

     12.06 Return of Intellectual Property. In the event of the termination of
           -------------------------------
this Agreement, unless otherwise agreed by Licensor and Licensee, upon Licensor's written request, Licensee shall promptly return to Licensor at Licensee's expense all Intellectual Property supplied by Licensor under or in connection with this Agreement, together with any and all copies of all documents and materials containing any Intellectual Property, and shall immediately pay to Licensor all sums owing to Licensor.

     12.07 Limited Liability.  In the event that either party shall be held
           -----------------
liable to the other party on account of such party's performance or non-performance of its obligations under this Agreement, the measure of damages shall not include any amounts for indirect or consequential damages of any party, including any third parties.

                                 ARTICLE XIII
                                 MISCELLANEOUS
                                 -------------

     13.01    Force Majeure. If the performance by either party of any of its
              -------------
obligations shall be in any way prevented, interrupted or hindered in consequence of an Act of God, war, civil disturbance, riots, strike, lockout, fire, earthquake or other natural calamities, legislation or restriction of any government or other authority, force majeure or any other circumstances beyond the reasonable control of such party, the obligations of the party concerned shall be wholly or partially suspended during the continuance and to the extent of such prevention of interruption or hindrance.

     13.02    Notices. All notices, requests and other communications under
              -------
this Agreement shall be in writing (including a writing delivered by facsimile transmission) and shall be deemed to have been duly given if delivered personally, or sent by either certified or registered mail, return receipt requested, postage prepaid, or by overnight courier guaranteeing next day delivery, or by facsimile, addressed as follows:

              (a)  If to Licensee:

                   Maytag Corporation
                   403 West Fourth Street North
                   P. O. Box 39
                   Newton, Iowa 50208
                   Attn: General Counsel
                   Facsimile: (515) 791-8102

or at such other address or facsimile number as Licensee may have advised Licensor in writing; and

              (b)  If to Licensor:

                   TurboChef Technologies, Inc.
                   10500 Metric Drive
                   Suite 128
                   Dallas, Texas 75243
                   Attn: President
                   Facsimile No.: (214) 340-8477

or at such other address or facsimile number as Licensor may have advised Licensee in writing.

     All such notices, requests and other communications shall be deemed to have been received on the date of delivery thereof, if delivered by hand, on the fifth day after the mailing thereof, if mailed, on the next day after the sending thereof, if by overnight courier, and when receipt is acknowledged, if faxed.

     13.03    Waivers and Amendments. No amendment or waiver of any provision
              ----------------------
of this Agreement, nor consent to any departure therefrom, shall be effective unless the same shall be in writing and signed by an officer of each party hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of a party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law.

     13.04    Binding Effect. This Agreement shall be binding upon and inure to
              --------------
the benefit of the parties hereto and their respective successors and permitted assigns.

     13.05    Schedules. The Schedules attached hereto or referred to herein
              ---------
are incorporated herein and made a part hereof for all purposes. As used herein, the expression "this Agreement" means this document and such Schedules.

     13.06    Governing Law. THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF
              -------------
THE PARTIES HERETO, SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF IOWA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE.

     13.07    Dispute Resolution.  Any and all claims or controversies relating
              ------------------
to this Agreement shall be finally resolved by arbitration. Either of the parties to such claim or controversy shall have the right to submit the same to arbitration by delivery of a written dated notice (the "Arbitration Notice") for arbitration delivered to the other party to such claim or controversy. Upon receipt of such Arbitration Notice, the parties shall have ten (10) days to agree on a single arbitrator. If no such agreement is reached during such ten
(10) day period, each party shall have ten (10) additional days to appoint one neutral and impartial individual to serve on the arbitration panel. Within ten
(10) days after such two arbitrators are selected, a third arbitrator who shall preside shall be appointed by the two (2) arbitrators so selected. Any vacancy which is not filled within ten (10) days by the parties shall be filled with a neutral and impartial individual by the American Arbitration Association.

     Following designation and appointment of the three (3) arbitrators to serve on the arbitration panel, the parties to such claim or controversy shall undertake in good faith informal efforts to mediate and negotiate to resolve such claim or controversy. If a negotiated solution cannot be achieved within fifteen (15) days after the date such arbitration panel is constituted, then unless the parties to such claim or controversy agree otherwise to a reasonable extension of time in order to negotiate to resolve such claim or controversy, the arbitration proceeding shall commence.

     The arbitration proceedings shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") subject to the following modifications:

     (a) discovery shall be permitted under the same standards provided for in the Federal Rules of Civil Procedure;

     (b) the members of the arbitration panel shall interpret and apply the provisions of this Agreement;

     (c) the arbitration panel shall determine and award costs between the parties to the arbitration proceedings;

     (d) the proceedings will be held in Dallas, Texas, unless the parties otherwise agree in writing;

     (e) to the extent permissible under applicable law, the decisions and award of the arbitrators shall be final and conclusive, and may be enforced in any court having proper jurisdiction; and

     (f) it is not intended by the parties that the arbitrators shall be required to be members of the AAA's Panel of Commercial Arbitrators or that the arbitration be subject to the auspices of the AAA or subject to AAA administration.

     13.08    Independent Contractor.  Each party hereto is, and at all times
              ----------------------
will remain, an independent contractor and will not represent itself to be the agent, joint venturer, or partner of the other party hereto or to be related to such other party. No representations will be made or acts done by either party which would establish any apparent relationship of agency, joint venture, or partnership.

     13.09    Number and Gender. Whenever herein the singular number is used,
              -----------------
the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

     13.10    Captions. The captions, headings and arrangements used in this
              --------
Agreement are for convenience only and do not in any way affect, limit or amplify the provisions hereof.

     13.11    Invalid Provisions. If any provision of this Agreement is held to
              ------------------
be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or its severance from this Agreement.

     13.12    Entirety. This Agreement and the documents executed and delivered
              --------
pursuant hereto, executed on the date hereof or in connection herewith, contain the entire agreement among the parties with respect to the matters addressed herein and supersedes all prior representations, inducements, promises or agreements, oral or otherwise, which are not embodied herein or therein.

     13.13    Counterparts. This Agreement may be executed in multiple
              ------------
counterparts, each of which shall be deemed an original for all purposes and all of which shall be deemed collectively to be one agreement.

     13.14    Assignment. It is mutually agreed that, except as otherwise
              ----------
herein provided, this Agreement shall be binding upon and inure to the benefit of the successors of the parties, but shall not be assigned by either party to third party without prior written consent of the other party.

     13.15    Third Party Beneficiaries. Nothing contained herein, express or
              -------------------------
implied, is intended to confer upon any person or entity other than the parties hereto and their successors in interest and permitted assigns any rights or remedies under or by reason of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement as of the day and year first above written.



LICENSOR:                      TURBOCHEF TECHNOLOGIES, INC.



                               By:
                                   --------------------------------------------
                                   Printed Name: Richard N. Caron
                                   Title: President and Chief Executive Officer




LICENSEE:                      MAYTAG CORPORATION


                               By:
                                   --------------------------------------------
                                   Printed Name: Glenn B. Kelsey
                                   Title: President, G. S. Blodgett Corporation


                               By:
                                   --------------------------------------------
                                   Printed Name: Jerome L. Davis
                                   Title:
                                          -------------------------------------

                                  SCHEDULE A
                                  ----------

                               DEVELOPMENT FEES


1. Single Cavity Counter Top Cooking Unit. Licensee shall pay to Licensor a development fee in the aggregate amount of Two Million Dollars (U.S. $2,000,000) with respect to the development of the commercial single cavity counter top cooking unit proof of concept prototype. Licensee shall pay such development fee as follows:


     Development Period                       Payment Date       Amount
     ------------------                       ------------       ------
     Up through October 31, 1999            November 1, 1999    $500,000
     Nov. 1 through Nov. 30, 1999           November 1, 1999    $250,000
     Dec. 1 through Dec. 31, 1999           December 1, 1999    $250,000
     Jan. 1 through Jan. 31, 2000           January 1, 2000     $250,000
     Feb. 1 through Feb. 29, 2000           February 1, 2000    $250,000
     Mar. 1 through Mar. 31, 2000           March 1, 2000       $250,000
     Apr. 1 through Apr. 30, 2000           April 1, 2000       $250,000
                                                                --------

                                                              $2,000,000
                                                              ==========

2. Dual Cavity or           *            Licensee shall pay to Licensor a
   development fee in the aggregate amount of Three Million Five Hundred Thousand Dollars (U.S. $3,500,000) with respect to development of the dual
   cavity or          *          proof of concept prototype.  Licensee shall pay
   such development fee as follows:


     Development Period                     Payment Date         Amount
     ------------------                     ------------         ------
     Up through October 31, 1999            November 1, 1999    $500,000
     Nov. 1 through Nov. 30, 1999           November 1, 1999    $500,000
     Dec. 1 through Dec. 31, 1999           December 1, 1999    $500,000
     Jan. 1 through Jan. 31, 2000           January 1, 2000     $500,000
     Feb. 1 through Feb. 29, 2000           February 1, 2000    $300,000
     Mar. 1 through Mar. 31, 2000           March 1, 2000       $300,000
     Apr. 1 through Apr. 30, 2000           April 1, 2000       $300,000
     May 1 through May 31, 2000             May 1, 2000         $300,000
     June 1 through June 30, 2000           June 1, 2000        $300,000
                                                              ----------

               Total                                          $3,500,000
                                                              ==========

                                      A-1

* Language has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                  SCHEDULE B
                                  ----------

                                   ROYALTIES


     1.   Royalty Rates.  In consideration of the licenses granted pursuant to
          --------------
this Agreement, Licensee shall pay Licensor the following royalties:

     A. Single Cavity Counter Top Cooking Unit. Subject to adjustment as provided hereinbelow, Licensee shall pay Licensor a minimum royalty equal to Five Hundred Dollars (U.S. $500) per unit sold by Licensee, based upon
                                       *


          The "all-in" cost for the unit shall be derived from a manufacturer selected by Licensee with Licensor's prior advice and consent, which shall not be unreasonably withheld or delayed.

                                       *

     B.   Dual Cavity or         *                             Subject to
          adjustment as provided hereinbelow, Licensee shall pay Licensor a minimum royalty equal to Eight Hundred Dollars (U.S. $800) per unit sold by Licensee for installation anywhere other than the United Kingdom and a minimum royalty equal to One Thousand Dollars (U.S. $1,000) per unit sold by Licensee for installation in the United Kingdom, based upon

                                       *

                                                                 The "all-in"
          cost for the unit shall be derived from a manufacturer selected by Licensee with Licensor's prior advice and consent, which shall not be unreasonably withheld or delayed.

                                       *


                                      B-1

* Language has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                       *

     2.   Minimum Royalties. As a material and additional consideration and
          -----------------
inducement to Licensor to execute this Agreement, Licensee shall pay to Licensor guaranteed minimum royalty payments in accordance with the following schedule:


                                        Minimum Royalty Payments
                               ----------------------------------------------

                               1/st/ Qtr.  2/nd/ Qtr.  3/rd/ Qtr.  4/th/ Qtr.
                               ----------  ----------  ----------  ----------

Payment
Date:                            May 15     August 14   Nov. 14     Feb. 14
                               ----------  ----------  ----------  ----------
Year of Payment/
Guaranteed Minimum Royalty:
          2000                        -0-    $500,000    $500,000
          2001                                                       $500,000

          2001                   $500,000    $937,500    $937,500
          2002                                                       $937,500

          2002                   $937,500

The minimum royalty payments shall be made in quarterly installments with the first such installment being payable on or before August 14, 2000, and each subsequent installment being payable on or before forty-five (45) days after the end of each calendar quarter, with the final minimum royalty payment due May 15, 2002. To the extent that the exclusivity periods contemplated by Section 2.01 and Section 2.03 are extended as contemplated by Section 2.04, then the payment dates of the minimum royalty payments shall be extended for the same period of any extension granted pursuant to Section 2.04. Notwithstanding anything contained in this Schedule B to the contrary, in the event that Licensor
                  ----------
exercises its option to terminate Licensee's exclusive licenses and rights pursuant to Section 2.05 hereof, then the minimum royalty payable shall be prorated for the third quarter in 2001 to reflect the actual number of days which Licensee had exclusive licenses and rights with respect to the single cavity counter top cooking unit in such calendar quarter.


                                      B-2

* Language has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Actual royalty fee payments made during a particular quarter pursuant to Section 1 of this Schedule B with respect to either the single cavity counter top
          -----------
cooking unit or the dual cavity or     *                            shall be
credited against the guaranteed minimum royalty payment due for that quarter with respect to such Licensed Products.

In the event that the total actual royalty fee payment made during a particular quarter pursuant to Section 1 of this Schedule B exceeds the guaranteed minimum
                                      ----------
royalty amount for that quarter, such excess shall be credited against the guaranteed minimum royalty payment due for the following quarter with respect to such Licensed Products.



                                      B-3

* Language has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.